Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Lord Abbett Private credit fund A, lp

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

First: The name of the limited partnership is:

Lord Abbett Private Credit Fund A, LP

Second: The address of its registered office in the state of Delaware is: 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its Registered Agent at such address is: Corporation Service Company.

Third: The name and mailing address of the general partner is as follows:

Lord Abbett Private Credit Fund A GP, LLC

30 Hudson Street

Jersey City, NJ 07302-3973

*	*	*

In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of this 26th day of September, 2024.

By:	LORD ABBETT PRIVATE CREDIT FUND A GP, LLC,
its general partner

	By:	/s/ Randolph A. Stuzin
	Name:	Randolph A. Stuzin
	Title:	Authorized Person